UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 10, 2006 (November 3, 2006)

ORION ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15579	87-0348444
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 S. Main Pratt, KS 67124
(Address of Principal Executive Offices)

(620) 672-2814
Registrant’s Telephone Number, Including Area Code:

RTO Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

This Form 8-K/A amends the Form 8-K of the Registrant that was filed on November 7, 2006 (the “Original Form 8-K) for the purpose of correcting the aggregate amount of convertible senior notes acquired by certain accredited investors pursuant to subscription agreements on November 3, 2006. All exhibits have been previously filed with the Commission as exhibits to the Original Form 8-K and, pursuant to 17 C.F.R. § 230.411, are incorporated by reference to the document referenced in brackets following the description of such exhibits.

On November 3, 2006, we entered into several subscription agreements with 19 accredited investors (as defined in Section 501(a) of Regulation D promulgated under the Securities Act). Pursuant to the subscription agreements, on November 3, 2006, the investors acquired, in the aggregate, $12,430,000 in principal amount of our 8% convertible senior notes. The notes were acquired at face value. Except for Gary C. Evans, our Chief Executive Officer and a director, who is also an investor acquiring $1,000,000 in principal amount of notes, the investors do not have any material relationship with us or our affiliates other than in respect of the material definitive agreements described in this item.

The notes bear interest at a rate of 8% per annum. Accrued and unpaid interest is payable quarterly. The per annum interest rate increases by 1% per annum to 9% on April 1, 2007 and by an additional 1% on each quarterly interest payment date thereafter until maturity or conversion. The notes mature on October 31, 2008. The notes automatically convert upon the closing of an equity financing that results in $100 million of gross cash proceeds to us, including the gross proceeds from the conversion of the notes. If there is such a qualified financing, then the principal amount of the notes would be convertible into the same securities that were issued in the qualified financing utilizing the same valuation as was used in the qualified financing. However if any warrants are issued in the qualified financing, then the holders of the notes would be entitled to twice as many warrants as the investors in the qualified financing. Also, at any time after May 1, 2007, the outstanding balance of the notes may be converted into our common stock at the option of the individual holders of the notes at a conversion price of $1.00. We do not have the option to prepay the notes unless we get the consent of the holders of a majority in principal amount of the notes.

In connection with this private placement, we also entered into a registration rights agreement with the investors. The registration rights agreement requires us to register for re-sale the securities issuable upon conversion of the notes. More specifically, we must file a registration statement with the SEC on or before the filing deadline, which is 150 days after the closing of the private placement provided that this number of days would be extended to the date we are required to file a registration statement for the investors in the qualified financing if the qualified financing occurs before the end of the 150 day period. We also are required to use our best efforts to cause the registration statement to become effective before the effectiveness deadline, which is (i) if the registration statement is not reviewed by the SEC, 180 calendar days after the closing of the private placement, or (ii) if the registration statement is reviewed by the SEC, 240 days after the closing of the private placement; provided, however, that if we consummate a qualified financing on or before the 150th day following the closing of the private placement, then the effectiveness deadline would be extended to the date that we are required to cause any resale registration statement relating to securities issued in the qualified financing to go effective. If we (i) fail to file the registration statement before the filing deadline, (ii) fail to cause the registration statement to go effective before the effectiveness deadline, or (iii) fail to maintain the effectiveness of the registration statement after it has gone effective during the period we are required to do so, then as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying securities, we must pay to each holder an amount in cash equal to 1.5% of the aggregate purchase price paid by that investor for his note. We would not, however, be liable for more than 1.5% of penalties during any thirty day period or for multiple events during any thirty day period. The maximum amount that we would be required to pay as liquidated damages under the registration statement is 12.5% of the purchase price of the notes. The registration rights agreement also contained standard indemnification provisions.

A copy of the form of convertible note, form of subscription agreement and the registration rights agreement are filed as exhibits 4.1, 10.1 and 10.2 to this current report, respectively.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On November 3, 2006, we issued $12,430,000 in principal amount of our 8% convertible senior notes to 19 accredited investors (as defined in Section 501(a) of Regulation D promulgated under the Securities Act). The notes were acquired at face value.

The issuance of the notes to these investors was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and regulation D promulgated thereunder.

We relied upon Rule 506 of Regulation D of the Securities Act. The investors who received the notes made representations to us that (a) they acquired the notes for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the investors agreed not to sell or otherwise transfer the notes unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the investor has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors are accredited investors (as defined in Section 501(a) of Regulation D) based upon management’s inquiry into their sophistication and net worth.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
Exhibit No.	Description
4.1	Form of Senior 8% Convertible Note. [Filed as Exhibit 4.1 to the Form 8-K filed with the Commission on November 7, 2006].

10.1	Form of Subscription Agreement. [Filed as Exhibit 10.1 to the Form 8-K filed with the Commission on November 7, 2006].

10.2
Registration Rights Agreement, dated November 3, 2006, among Orion Ethanol, Inc. and the several investors party thereto. [Filed as Exhibit 10.2 to the Form 8-K filed with the Commission on November 7, 2006].

99.1	Press Release announcing the closing of private placement of convertible promissory notes. [Filed as Exhibit 99.1 to the Form 8-K filed with the Commission on November 7, 2006].

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2006

ORION ETHANOL, INC.

By:	/s/ Gary C. Evans
Gary C. Evans
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Senior 8% Convertible Note. [Filed as Exhibit 4.1 to the Form 8-K filed with the Commission on November 7, 2006].

10.1	Form of Subscription Agreement. [Filed as Exhibit 10.1 to the Form 8-K filed with the Commission on November 7, 2006].

10.2
Registration Rights Agreement, dated November 3, 2006, among Orion Ethanol, Inc. and the several investors party thereto. [Filed as Exhibit 10.2 to the Form 8-K filed with the Commission on November 7, 2006].

99.1	Press Release announcing the closing of private placement of convertible promissory notes. [Filed as Exhibit 99.1 to the Form 8-K filed with the Commission on November 7, 2006].